UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020 (May 5, 2020)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2020, the board of directors of Vista Outdoor Inc. (the “Company”) appointed two new directors, Ms. Fran Philip and Ms. Lynn Utter, to its board of directors, effective June 1, 2020.
Also on May 5, 2020, the Company announced that Ambassador April Foley has informed the board of directors that she plans to retire as director at the end of her current term and will not stand for re-election as a director at the Company’s next annual meeting of stockholders in 2020. Ambassador Foley’s decision to not stand for re-election was not due to any disagreement with the Company on any matter relating to the Company's operations, policies, practices or otherwise.
Item 8.01. Other Events

On May 5, 2020, the Company issued a press release announcing the additions to its board of directors and the upcoming retirement of current board member, Ambassador Foley, as described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of May 5, 2020
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	Vice President, General Counsel & Corporate Secretary

Date:	May 5, 2020

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